UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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AMPHASTAR PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

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AMPHASTAR PHARMACEUTICALS, INC.

11570 6TH STREET

RANCHO CUCAMONGA, CALIFORNIA 91730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:30 a.m. Pacific Time on Thursday, June 8, 2017

Dear Stockholders of Amphastar Pharmaceuticals, Inc.:

Please be advised that the 2017 annual meeting of stockholders (the “Annual Meeting”) of Amphastar Pharmaceuticals, Inc., a Delaware corporation, will be held on Thursday, June 8, 2017 at 10:30 a.m. Pacific Time, at 11570 6th Street, Rancho Cucamonga, California 91730, for the following purposes, as more fully described in the accompanying proxy statement:

1.To elect three Class I directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified;

2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; and

3.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 17, 2017 as the record date for the Annual Meeting. Only stockholders of record on April 17, 2017 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. If you plan on attending this year’s Annual Meeting as a stockholder, you must bring an admission ticket, as explained on page 3 of the proxy statement.

On or about April 28, 2017, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our 2017 annual report. This Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. This proxy statement and our annual report can be accessed directly at the following Internet address:http://ir.amphastar.com/annuals-proxies.cfm. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Amphastar Pharmaceuticals, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

Jack Yongfeng Zhang
Chief Executive Officer, Chief Scientific Officer and Director

Mary Ziping Luo
Chief Operating Officer, Chief Scientist and Chairman

Rancho Cucamonga, California
April 21, 2017

-i-

AMPHASTAR PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:30 a.m. Pacific Time on Thursday, June 8, 2017

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2017 annual meeting of stockholders of Amphastar Pharmaceuticals, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 8, 2017 at 10:30 a.m. Pacific Time, at 11570 6th Street, Rancho Cucamonga, California 91730. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 28, 2017 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•	the election of three Class I directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; and
•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of Jason B. Shandell, Richard Koo and Floyd F. Petersen as Class I directors; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 17, 2017, the record date, may vote at the Annual Meeting. As of the record date, there were 45,864,555 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Each director to be elected by the stockholders of the corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. “Majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director.  Stockholders will be given the choice to cast votes “for” or “against” the election of each director or to “abstain” from such vote.  Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•

Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 7, 2017 (have your proxy card in hand when you visit the website);
•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);
•	by completing and mailing your proxy card (if you received printed proxy materials); or
•	by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;
•	returning a later-dated proxy card;
•	notifying the Secretary of Amphastar Pharmaceuticals, Inc., in writing, at Amphastar Pharmaceuticals, Inc., 11570 6th Street, Rancho Cucamonga, California 91730; or
•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

Seating will begin at 9:30 a.m. and the meeting will begin at 10:30 a.m.  On the day of the meeting, each stockholder will be required to present valid picture identification such as a driver’s license or passport.  Street name stockholders will also be required to present proof of beneficial ownership as of April 17, 2017, the record date, such as your most recent account statement(s) reflecting your stock ownership as of March 31, 2017, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Please allow ample time for check-in. For security reasons, stockholders should be prepared and may be required to pass through metal detectors prior to entering the Annual Meeting. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Jack Yongfeng Zhang, Mary Ziping Luo, Jason B. Shandell and William J. Peters have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 28, 2017 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Amphastar Pharmaceuticals, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Amphastar Pharmaceuticals, Inc.
Attention: Investor Relations
11570 6th Street
Rancho Cucamonga, California 91730

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 22, 2017. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Amphastar Pharmaceuticals, Inc.
Attention: Secretary
11570 6th Street
Rancho Cucamonga, California 91730

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) brought before the meeting by the corporation and specified in the notice of meeting given by or at the direction of our Board of Directors, (ii) brought before the meeting by or at the direction of our Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record both at the time of giving the notice and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with all of the notice procedures set forth in our bylaws.

To be timely for our 2018 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 8, 2018; and
•	not later than the close of business on March 10, 2018.

In the event that we hold our 2018 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or
•	the 10th day following the day on which public disclosure of the date of such annual meeting was made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nomination committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at http://www.sec.gov.  You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Six of our directors are independent within the meaning of the listing standards of the NASDAQ Stock Market LLC. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of March 31, 2017, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting/Nominees
Jason B. Shandell	I	43	President, General Counsel and Director	2010	2017	2020
Richard Koo (1)	I	76	Director	2003	2017	2020
Floyd F. Petersen (2)(3)	I	73	Director	2004	2017	2020
Continuing Directors
Mary Ziping Luo	II	67	Chief Operating Officer, Chief Scientist and Chairman of the Board of Directors	1996	2018	—
Howard Lee (1)(3)	II	55	Director	2008	2018	—
Michael A. Zasloff (3)	II	71	Lead Independent Director	2005	2018	—
Jack Yongfeng Zhang	III	70	Chief Executive Officer, Chief Scientific Officer and Director	1996	2019	—
Richard Prins (2)	III	60	Director	2002	2019	—
Stephen B. Shohet (1)(2)	III	82	Director	2010	2019	—

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nomination committee

Nominees for Director

Jason B. Shandell, J.D., M.B.A. has served as our President since June 2013, as our General Counsel since March 2016 and as a member of our board of directors since 2010. Mr. Shandell also served as our interim Chief Financial Officer from August 2013 to April 2014 and as our General Counsel and Secretary from December 2008 and our Senior Vice President of legal matters from 2012 until his promotion to President. Mr. Shandell also served as Corporate Counsel from March 2008 until his promotion to General Counsel and Secretary. From 2006 to 2008, Mr. Shandell was the Director of Technology at Move, Inc., an online real estate company. From 2004 to 2005, Mr. Shandell was Corporate Counsel at Amgen, Inc. From 2000 to 2004, Mr. Shandell was an Associate at the law firm of Shaw Pittman LLP. Mr. Shandell received a B.A. in psychology from the University of California, Santa Barbara in 1996 and a J.D. and an M.B.A. from the University of Southern California in 2000. Mr. Shandell was admitted to practice law in the state of California in December 2000.

We believe that Mr. Shandell’s experience as an executive in the pharmaceutical industry and legal training qualifies him to serve on our board of directors.

Richard Koo, CPA has served as a member of our board of directors since August 2003 and also served as a member of our board of directors from January 1997 to February 2002. Mr. Koo has been the managing partner of Koo, Chow and Company, Certified Public Accountants since 1979, CEO and President of K.C. Group International Inc. since February 2003 and a Director of EverTrust Bank since January 2009. Prior to Koo, Chow and Company, Mr. Koo worked with PricewaterhouseCoopers LLP in various public offering audit assignments. Mr. Koo has worked as a finance and taxation expert for the United Nations. Mr. Koo received a B.S. in management from the National Taiwan University and an M.B.A. in accounting from San Jose State University.

We believe that Mr. Koo’s past experience and expertise in the field of finance and taxation qualifies him to serve on our board of directors.

Floyd F. Petersen, M.P.H. has served as a member of our board of directors since August 2004. From 1986 to until his retirement in August 2014, Mr. Petersen served as an Assistant Professor of Biostatistics at Loma Linda University Schools of Public Health, Medicine, and Nursing. From 1990 to 2010, Mr. Petersen served as Director of the Loma Linda University Health Research Consulting Group, which consults on health research study design and data analysis. Mr. Petersen was a member of the Loma Linda, California City Council from 1990 to 2010 and served as the Mayor of Loma Linda from 1996 to 2006. Mr. Petersen earned an M.P.H. from Loma Linda University with concentrations in Biostatistics and Health Administration.

We believe that Mr. Petersen’s years of experience in scientific academia and consulting qualifies him to serve on our board of directors.

Continuing Directors

Mary Z. Luo, Ph.D. co-founded our company in 1996 and has served as our Chief Operating Officer and chairman of our board of directors since our inception and as Secretary from 1997 to April 2004. Dr. Luo has also served as our Chief Scientist since 2005. Dr. Luo co-founded APCL in May 1989 where she held the position of Chief Operating Officer. Dr. Luo is a professor emeritus of chemistry at California State Polytechnic University, Pomona and is named as the inventor on several U.S. and foreign patents. Dr. Luo received a Ph.D. in chemistry from Princeton University and was a Post Doctoral Research Associate at the California Institute of Technology.

We believe Dr. Luo’s experience in the pharmaceutical industry and as one of our founders qualifies her to serve on our board of directors.

Howard Lee, Ph.D. has served as a member of our board of directors since August 2007. He previously served as a member of the board of our subsidiary, IMS, from 1998 to 2002 and on our board of directors from 2002 to 2004. Dr. Lee is currently the partner at the CID Group, a prominent investment group in the greater China area, where he has worked since March 2012. From 2009 to 2010 he was the Chief Investment Officer at UniMed Venture Management Inc., a biotech venture capital firm. Prior to joining UniMed in July 2009, he was a Managing Director at Silver Biotech Management, Inc. from July 2006 to June 2009. Dr. Lee served as President and CEO of CDIB Biotech USA Investment Co. Ltd. from 2000 to 2006 and as Vice President of China Development Industrial Bank, an investment bank in Taiwan, from October 1995 to June 2006. Dr. Lee earned his B.Sc. at Fu-Jen University (Taiwan), his M.Sc. and Ph.D.

degrees in chemistry from the University of Southern California in Los Angeles and completed his postdoctoral research at the Loker Hydrocarbon Research Institute of the University of Southern California.

We believe Dr. Lee’s vast experience in biotech venture capital consulting qualifies him to serve on our board of directors.

Michael A. Zasloff, M.D., Ph.D. has served as our lead independent director since January 2016 and as a member of our board of directors since October 2005. Dr. Zasloff has been the Professor of Surgery and Pediatrics at the Georgetown University School of Medicine since 2002, and was also the Dean of Research and Translational Science from 2002 until 2004. Between 2004 and 2007, Dr. Zasloff served as Vice President and Senior Analyst (Life Sciences) at Ferris, Baker Watts, Inc. From 1992 to 2001 Dr. Zasloff served as Executive Vice President and Vice Chairman of Magainin Pharmaceuticals Inc., a biopharmaceutical company which he founded. From 1988 until 1992, Dr. Zasloff served as the Charles E.H. Upham Professor in the Department of Pediatrics and Genetics at the University of Pennsylvania School of Medicine, and Chief, Division of Human Genetics and Molecular Biology at The Children’s Hospital of Philadelphia. From 1982 until 1988, Dr. Zasloff was Chief of the Human Genetics Branch at the National Institutes of Child Health and Human Development, National Institutes of Health. Dr. Zasloff received a B.A. from Columbia College in biochemistry and holds an M.D., Ph.D. from the New York University School of Medicine.

We believe Dr. Zasloff’s expertise and experience in the biopharmaceutical industry qualifies him to serve on our board of directors.

Jack Yongfeng Zhang, Ph.D. co-founded our company in 1996 and has served as our Chief Executive Officer and a member of our board of directors since our inception and as our President from 1996 until June 2013. Dr. Zhang has also served as our Chief Scientific Officer since 2005. Dr. Zhang co-founded Applied Physics & Chemistry Laboratories, Inc., or APCL, a full service chemical analytical laboratory, in May 1989, where he held the position of President until October 2002. Dr. Zhang is named as the inventor on several U.S. and foreign patents. He received a Ph.D. in chemistry from the State University of New York at Stony Brook and was a Post Doctoral Research Associate at the California Institute of Technology.

We believe Dr. Zhang’s experience in the pharmaceutical industry and as one of our founders qualifies him to serve on our board of directors.

Richard Prins has served as a member of our board of directors since February 2002. Since 2008, Mr. Prins has been a private investor and involved in various charitable organizations. Mr. Prins also volunteers as acting head of U.S. Operations for Advancing Native Missions and serves on the board of directors of India Globalization Capital, Inc. Mr. Prins was the Director of Investment Banking for Ferris, Baker Watts, Inc., or FBW, from 1996 until June 2008 when FBW was acquired by Royal Bank of Canada and served as a consultant to Royal Bank of Canada Capital Markets through December 2008. Prior to FBW, Mr. Prins was a Managing Director from July 1988 to April 1996 at Crestar Bank (now SunTrust Bank) in charge of mergers and acquisitions. Mr. Prins began his career in 1983 as the Assistant to the Chairman of the leverage buyout company, Tuscarora Corp., where he held various positions until July 1988. Mr. Prins received a B.A. in liberal arts from Colgate University and an M.B.A. from Oral Roberts University.

We believe that Mr. Prins’ experience in corporate finance and investment banking qualifies him to serve on our board of directors.

Stephen B. Shohet, M.D. has served as a member of our board of directors since December 2010. Dr. Shohet has been the Professor of Laboratory Medicine and Professor of Medicine at the University of

California, San Francisco since 1976 and became an Emeritus Professor in 2004. In 1976, Dr. Shohet also became Director of the Cancer Research Institute at the University of California, San Francisco. Dr. Shohet received an A.B. from Harvard College in English literature and holds an M.D. from Harvard Medical School. He is Board Certified by the American Board of Internal Medicine.

We believe that Dr. Shohet’s medical background as well as his years of experience in scientific academia qualifies him to serve on our board of directors.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market. Under the listing standards of NASDAQ Stock Market LLC, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of NASDAQ Stock Market LLC require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent. While the listing standards of NASDAQ Stock Market LLC do not require a nomination committee, the functions normally undertaken by a nomination committee must, in most cases, be performed by independent directors.  Under the listing standards of NASDAQ Stock Market LLC, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of NASDAQ Stock Market LLC. In addition, compensation committee members must also satisfy the independence criteria set forth under the listing standards of NASDAQ Stock Market LLC.

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that Messrs. Koo, Petersen and Prins and Drs. Lee, Shohet and Zasloff do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of NASDAQ Stock Market LLC. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”

Board Leadership Structure

We believe that the structure of our board of directors and its committees provides strong overall management of our company. While the Chairman of our board of directors and our Chief Executive Officer roles are separate, our current Chairman, Mary Ziping Luo, is not independent under the listing standards of NASDAQ Stock Market LLC as a result of her employment with us. Our board of directors believes that, given the perspective and experience Dr. Luo brings as one of our founders, Dr. Luo’s service as our Chairman is appropriate and is in the best interests of our board of directors, our company and our stockholders.

Our Chief Executive Officer, Jack Yongfeng Zhang, is responsible for setting the strategic direction of our company, the general management and operation of the business and the guidance and oversight of senior management. In her capacity as Chief Operating Officer and Chief Scientist, Dr. Luo is also responsible for operation of the business and the guidance and oversight of senior management.  In her capacity as Chairman of our board of directors, Dr. Luo monitors the content, quality and timeliness of information sent to our board of directors and is available for consultation with our board of directors regarding the oversight of our business affairs.

Family Relationships

Dr. Zhang, our Chief Executive Officer, Chief Scientific Officer and a director, and Dr. Luo, our Chief Operating Officer, Chief Scientist and Chairman, are husband and wife.

Lead Independent Director

Effective January 2016, our Board of Directors appointed Michael A. Zasloff to serve as our lead independent director. As lead independent director, Dr. Zasloff presides over regularly scheduled executive sessions of our independent directors without management participation, serves as a liaison between our Chairman and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Board Meetings and Committees

During our fiscal year ended December 31, 2016, the board of directors held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.  All nine directors attended our 2016 annual meeting of stockholders.

Our board of directors has established an audit committee, a compensation committee and a nomination committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee currently consists of Mr. Koo, who is the chair of the committee, Dr. Shohet and Dr. Lee, each of whom is independent in accordance with the NASDAQ Stock Market LLC and SEC standards. Mr. Koo is an “audit committee financial expert” as the term is defined under SEC regulations. The audit committee operates under a written charter. The functions of the audit committee include:

•	overseeing the engagement of our independent registered accounting firm;
•	reviewing our audited and interim published financial statements and discussing them with the independent registered accounting firm and our management;
•	meeting with the independent registered accounting firm and our management to consider the adequacy of our internal controls; and

•	reviewing our financial plans, reporting recommendations to our full board of directors for approval and authorizing actions.

Both our independent registered accounting firm and internal financial personnel regularly meet with our audit committee and have unrestricted access to the audit committee.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of NASDAQ Stock Market LLC. A copy of the charter of our audit committee is available on the Corporate Governance portion of our website at http://ir.amphastar.com/corporate-governance.cfm.  During 2016, our audit committee held four meetings.

Compensation Committee

Our compensation committee currently consists of Mr. Prins, who is the chair of the committee, Mr. Petersen and Dr. Shohet, each of whom is independent in accordance with the NASDAQ Stock Market LLC standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee operates under a written charter. The functions of the compensation committee include:

•

reviewing and, if deemed appropriate, recommending to our board of directors policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

•	determining or recommending to the board of directors the compensation of our executive officers; and
•	advising and consulting with our officers regarding managerial personnel and development.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of NASDAQ Stock Market LLC. A copy of the charter of our compensation committee is available on the Corporate Governance portion of our website at http://ir.amphastar.com/corporate-governance.cfm.  During 2016, our compensation committee held five meetings.

Nomination Committee

Our nomination committee consists of Dr. Lee, who is the chair of the committee, Mr. Petersen and Dr. Zasloff, each of whom is independent in accordance with the NASDAQ Stock Market LLC standards. The nomination committee operates under a written charter. The functions of the nomination committee include:

•	establishing standards for service on our board of directors;
•	identifying individuals qualified to become members of our board of directors and recommending director candidates for election or re-election to our board; and

•	considering and making recommendations to our board of directors regarding the size and composition of the board of directors, committee composition and structure and procedures affecting directors.

Our nomination committee operates under a written charter that satisfies the requirements for directors performing nominating functions under the listing standards of NASDAQ Stock Market LLC. A copy of the charter of our nomination committee is available on the Corporate Governance portion of our website at http://ir.amphastar.com/corporate-governance.cfm. During 2016, our nomination committee held three meetings.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has ever been one of our officers or employees. None of our executive officers serves, or in the past has served, as a member of the compensation committee or on the board of directors of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our nomination committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nomination committee will consider the existing size and composition of our board of directors, the number and qualification of candidates, the benefit of continuity on the board and the relevance of the candidate’s background and experience to the issues we face. Our nomination committee relies upon various criteria for board membership, which may include, without limitation, that a candidate: be of the highest ethical character; exhibit sound business judgment; preserve the confidentiality of materials given or presented to the board and not use such materials for personal gain; has demonstrated leadership and significant experience in an area of endeavor relevant to our business; comprehend the role of a public company director (particularly the fiduciary obligations to us and our stockholders); understand our business and industry and keep informed on our operations; disclose to other directors any potential conflicts of interest (and if appropriate, refrain from voting on certain matters); dedicate sufficient time to our business, including attendance at meetings of the board or committees on which he or she serves and stockholder meetings (and prepare for such meetings as required  and appropriate); be independent of any particular constituency and not engaged in any activity adverse to us or in conflict with our interests (including, without limitation, service on the board or in the management of a competing company) and thus be able to represent all of our stockholders; and demonstrate a willingness toward free and open exchange of ideas and opinions, and exercise balance, fitness, care and due and independent deliberation in the decision-making process. Qualification and backgrounds of the directors as a whole should provide the proper breadth of knowledge, abilities and experience to appropriate composition of the board.  Renomination of existing directors will not be viewed as automatic, but rather will be based on continuing qualification using the criteria set forth above.

Our nomination committee considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nomination committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nomination committee will consider candidates for director recommended by stockholders, provided that (i) any recommending stockholder must have continuously held at least $2,000 in market value, or 1%, of the company's securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal, and (ii) such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nomination committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

Any nomination should be sent in writing to our Secretary at Amphastar Pharmaceuticals, Inc., 11570 6th Street, Rancho Cucamonga, California 91730. To be timely for our 2018 annual meeting of stockholders, our Secretary must receive the nomination no earlier than February 8, 2018 and no later than March 10, 2018.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors to provide comments, to report concerns, or to ask a question, at the following address:

Amphastar Pharmaceuticals, Inc.
Attention: Secretary
11570 6th Street
Rancho Cucamonga, California 91730

You may submit your concerns anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Amphastar Pharmaceuticals, Inc. board of directors has requested that certain items which are unrelated to the duties and responsibilities of the board should be excluded, such as:

•	Product complaints
•	Product inquiries
•	New product suggestions
•	Resumes and other forms of job inquiries
•	Surveys
•	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

You may also communicate online with our board of directors as a group on our website at http://ir.amphastar.com/contactboard.cfm.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our code of business conduct and ethics is available on our website at

http://ir.amphastar.com/corporate-governance.cfm.  We intend to disclose any amendments of our code of business conduct and ethics, or waivers of its requirements for directors or executive officers, on our website.

Risk Oversight

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through our committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to mitigate or manage them. The risk oversight process includes receiving reports from committees of our board of directors and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment and risk management. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nomination committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board or directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Non-Employee Director Compensation

Cash and Equity Compensation

We compensate non-employee members of the board of directors. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings. Our directors received equity grants annually at the fair market value of our common stock at the time of grant under our 2005 Plan.  Beginning in 2016, these annual equity grants were under our 2015 Plan.

In June 2016 our compensation policy for non-employee directors was amended.  Effective June 9, 2016, the cash and equity components of our compensation policy for non-employee directors are set forth below:

Position	Annual Cash Retainer	Equity Grant
Base Fee	$55,000	$200,000

Lead Independent Director	20,000

Chairperson Fee
Audit Committee	25,000
Compensation Committee	18,000
Nomination Committee	12,500

Committee Member Fee
Audit Committee	12,000
Compensation Committee	8,000
Nomination Committee	5,000

Under our director compensation program, on the date of each annual meeting of our stockholders each outside director will receive an equity award with a grant date fair value of $200,000 comprised of 50% restricted stock units and 50% stock options which fully vest upon the one year anniversary of the grant date, subject to continued service through the vesting date.

Compensation for 2016

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by the non-employee members of our board of directors for the fiscal year ended December 31, 2016:

Director	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Richard Koo	80,000	99,993	100,009	280,002
Howard Lee	77,625	99,993	100,009	277,627
Floyd F. Petersen	68,000	99,993	100,009	268,002
Richard Prins	73,000	99,993	100,009	273,002
Stephen B. Shohet	75,000	99,993	100,009	275,002
Michael A. Zasloff	81,875	99,993	100,009	281,877

(1)

This amount reflects the aggregate grant fair value computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 15, 2017.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2016.

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2016		Aggregate Number of Stock Awards Outstanding as of December 31, 2016
Richard Koo	102,887	(1)	6,086	(2)
Howard Lee	102,887	(1)	6,086	(2)
Floyd F. Petersen	142,199	(3)	6,086	(2)
Richard Prins	137,707	(4)	6,086	(2)
Stephen B. Shohet	210,790	(5)	6,086	(2)
Michael A. Zasloff	181,511	(6)	6,086	(2)

(1)	Includes (i) 77,060 shares subject to options which are fully vested and immediately exercisable and (ii) 25,827 shares subject to an option, all of which vest on June 9, 2017.
(2)	The shares are represented by RSUs, all of which vest on June 9, 2017.
(3)	Includes (i) 116,372 shares subject to options which are fully vested and immediately exercisable and (ii) 25,827 shares subject to an option, all of which vest on June 9, 2017.
(4)	Includes (i) 111,880 shares subject to options which are fully vested and immediately exercisable and (ii) 25,827 shares subject to an option, all of which vest on June 9, 2017.
(5)	Includes (i) 184,963 shares subject to options which are fully vested and immediately exercisable and (ii) 25,827 shares subject to an option, all of which vest on June 9, 2017.
(6)	Includes (i) 155,684 shares subject to options which are fully vested and immediately exercisable and (ii) 25,827 shares subject to an option, all of which vest on June 9, 2017.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nomination committee has recommended, and our board of directors has approved, Jason B. Shandell, Richard Koo and Floyd F. Petersen as nominees for election as Class I directors at the Annual Meeting. If elected, each of Messrs. Shandell, Koo and Petersen will serve as Class I directors at the 2020 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Messrs. Shandell, Koo and Petersen. We expect that Messrs. Shandell, Koo and Petersen will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

Each director to be elected by the stockholders of the corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP (“EY”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2017. During our fiscal year ended December 31, 2016,  EY served as our independent registered public accounting firm.

Notwithstanding the appointment of EY and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of Amphastar Pharmaceuticals, Inc. and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2017. Our audit committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of EY, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by EY for our fiscal years ended December 31, 2015 and 2016.

	2015	2016
	(In Thousands)
Audit Fees (1)	$1,825	$1,701
Audit-Related Fees (2)	—	—
Tax Fees (3)	18	—
All Other Fees (4)	—	—
Total Fees	$1,843	$1,701

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years and timely review of our quarterly consolidated financial statements.

(2)

Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.
(4)	All Other Fees consist of permitted services other than those that meet the criteria above.

Auditor Independence

In our fiscal year ended December 31, 2016, there were no other professional services provided by EY, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of EY.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to EY for our fiscal years ended December 31, 2015 and 2016 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of EY requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of NASDAQ Stock Market LLC and rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the Corporate Governance portion of our website at http://ir.amphastar.com/corporate-governance.cfm. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. Our independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and EY;
•	discussed with EY the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; and
•

received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with EY its independence.

Based on the audit committee’s review and discussions with management and EY, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

Richard Koo (Chairman)
Howard Lee
Stephen B. Shohet

This report of the audit committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2017. Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Jack Yongfeng Zhang, Ph.D	70	Chief Executive Officer, Chief Scientific Officer and Director
Mary Ziping Luo, Ph.D	67	Chief Operating Officer, Chief Scientist and Chairman of the Board of Directors
Jason B. Shandell, J.D., M.B.A.	43	President, General Counsel and Director
William J. Peters	49	Chief Financial Officer, Senior Vice President, and Treasurer; President of International Medication Systems, Limited
Diane G. Gerst	57	Executive Vice President of Quality Assurance and Regulatory Affairs; President of Amphastar Nanjing Pharmaceuticals Inc.
Rong Zhou	58	Executive Vice President of Production Center; President of Armstrong Pharmaceuticals, Inc.

For a brief biography of Mr. Shandell, please see Board of Directors and Corporate Governance— Nominees for Director.”  For brief biographies of Drs. Zhang and Luo, please see “Board of Directors and Corporate Governance— Continuing Directors.”

William J. Peters has served as our Chief Financial Officer, Senior Vice President and Treasurer since April 2014 and as President of International Medication Systems, Limited (Amphastar Pharmaceutical’s subsidiary company) since March 2016. Mr. Peters previously served as Executive Vice President and Chief Financial Officer of Hi-Tech Pharmacal Co., Inc., or Hi-Tech, from August 2013 to April 2014 and Vice President and Chief Financial Officer at Hi-Tech from May 2004 to August 2013. From September 2003 to May 2004 he was Vice President of Corporate Development at Hi-Tech. From 2001 to 2003 Mr. Peters was the Director, Financial Evaluations for the Medco Health Solution subsidiary of Merck & Co., Inc., or Merck & Co., and Manager of Corporate Financial Analysis and Pharmaceutical Economics at Merck & Co. from 1998 to 2001. During his seven year career at Merck & Co., he also served as Manager of Treasury Planning and Analysis. He began his career in General Electric’s Financial Management Program at its Aerospace division, where he later held positions in financial analysis and internal auditing. He earned an M.B.A. from The Wharton School of Business, The University of Pennsylvania and a B.S. in Business Administration from Bucknell University.

Diane G. Gerst has served as Executive Vice President of Quality Assurance and Regulatory Affairs since June 2015 and President of Amphastar Nanjing Pharmaceuticals Inc., one of our subsidiaries, since March 2014. From August 2013 to June 2015, Ms. Gerst served as our Corporate Senior Vice President of Quality Assurance. Ms. Gerst served as Corporate Vice President of Quality Assurance from August 2003 until her promotion to Senior Vice President in August 2013. Previously, she was our Vice President of Regulatory Affairs from June 2001 to July 2002. Prior to joining us, Ms. Gerst held various management level positions in regulatory and quality including eight years at Braun-McGaw and seven years at IMS. Ms. Gerst received a B.A. from the University of California, Berkeley.

Rong Zhou has served in various executive roles since joining us in October 1998, most recently as Executive Vice President of Production Center since June 2015,  President of Armstrong Pharmaceuticals, Inc. (Amphastar Pharmaceutical’s subsidiary company) since March 2014 and as our Senior Vice President of Scientific Affairs since August 2012. Mr. Zhou served as Corporate Vice President of Scientific Affairs from

October 2001 until his promotion to Senior Vice President. Mr. Zhou received a B.S. in Chemical Engineering from the Fuzhou University and an M.S. from the Youngstown State University.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation.  In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Fiscal 2016 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers, who are comprised of (1) our principal executive officer and (2) our next two highest compensated executive officers other than the principal executive officer.

Name and Principal Position	Year	Salary($)		Bonus($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total($)
Jack Yongfeng Zhang	2016	880,000		661,539	2,090,000	2,090,000	12,345	(2)	5,733,884
Chief Executive Officer, Chief Scientific Officer and Director	2015	1,218,116	(3)	795,602	1,874,999	1,874,002	51,161	(4)	5,813,880
Mary Ziping Luo	2016	718,001		482,116	899,999	900,003	6,026	(5)	3,006,145
Chief Operating Officer, Chief Scientist and Chairman	2015	993,879	(6)	502,595	799,989	800,012	30,192	(7)	3,126,667
Jason B. Shandell	2016	551,000		369,943	849,999	850,002	40,729	(8)	2,661,673
President, General Counsel and Director	2015	550,700		385,450	749,997	750,007	17,185	(9)	2,453,339

(1)

This amount reflects the aggregate grant fair value computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 15, 2017.

(2)

The amount is comprised of a $6,578 vehicle allowance, a $1,854 group life insurance benefit in excess of the standard threshold granted to all other employees and reimbursement of $3,913 for additional medical expenses.

(3)	Includes $338,462 in accrued paid vacation which Dr. Zhang elected to take in the form of cash.
(4)	The amount is comprised of a $39,750 housing allowance, a $9,696 vehicle allowance and a $1,715 group life insurance benefit in excess of the standard threshold granted to all other employees.
(5)	The amount is comprised of a $4,304 vehicle allowance and a $1,722 group life insurance benefit in excess of the standard threshold granted to all other employees.
(6)	Includes $276,154 in accrued paid vacation which Dr. Luo elected to take in the form of cash.
(7)	The amount is comprised of a $22,440 housing allowance, a $6,037 vehicle allowance and a $1,715 group life insurance benefit in excess of the standard threshold granted to all other employees.
(8)

The amount is comprised of a $9,058 vehicle allowance, $8,543 life insurance premium payments, a $7,950 company contribution made under our 401(k) plan, employee health and dental insurance premiums of $6,591, reimbursement of $7,660 for additional medical expenses, $430 for tax preparation services, $257 for travel related expenses and a $240 group life insurance benefit in excess of the standard threshold to all other employees.

(9)

The amount is comprised of a $11,645 vehicle allowance, $5,300 company contribution made under our 401(k) plan and a $240 group life insurance benefit in excess of the standard threshold to all other employees.

Employment Agreements

We entered into an employment agreement with William J. Peters dated March 11, 2014. We entered into substantially similar employment agreements with each of Jack Y. Zhang, Mary Z. Luo and Jason B. Shandell that govern the terms of each executive officer’s employment. The employment agreements provide for an initial term of three years and will be automatically extended for successive one-year periods, unless one of the parties provides the other 90 days’ prior written notice before the expiration of the initial term or any annual renewal term that the term will not be extended. The employment agreements are terminable (a) by the executive officer at any time, provided the executive gives at least four weeks’ prior notice of resignation; (b) by us at any time; or (c) due to the disability or death of the executive.

Pursuant to their respective employment agreements, if the executive’s employment terminates for any reason, the executive officer is entitled to receive (a) any and all base salary and vacation pay earned through the date of termination and (b) any reimbursable expenses properly reported by the executive officer. Unless the executive officer resigns without “good reason” (as defined in the employment agreement) or the employment is terminated for “cause” (as defined in the employment agreements), the executive officer is also entitled to (a) any applicable prorated bonus, based on actual performance for the year of termination, as determined by the board of directors in its discretion when making bonus determinations for other senior executives and payable at such time as annual bonuses are otherwise determined for such other senior executives, and (b) any accrued but unpaid annual bonus for the fiscal year immediately preceding the year of termination.

If we do not renew an employment agreement at the end of the initial term or any renewal term, the executive’s employment is terminated by us without “cause” (as defined in the employment agreements) or if the executive officer resigns with “good reason” (as defined in the employment agreements), such executive, conditioned upon execution of a release in form and substance satisfactory to us, is entitled to:

•

an amount equal to three, or two in the case of Mr. Peters, times the sum of (a) the highest base annual salary in effect (i) during the 12 months immediately prior to the date of termination or (ii) during the employment, if the employment has lasted less than 12 months, plus (b) the average annual bonus earned by the executive for the most recent three, or two in the case of Mr. Peters, fiscal years ending prior to the date of termination or the base salary for the remainder of the agreement, whichever is greater, such amount to be paid in cash or immediately-available funds in a lump sum thirty days following the date of termination;

•

continued payment of his or her health insurance premiums as may be necessary to allow the executive and his or her spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination of the executive’s employment, for a period of 12 months or the remainder of the agreement, whichever is greater commencing on the date of termination;

•

vesting of any restricted stock, stock option or other equity compensation awards granted by us, except to the extent that the provisions of the applicable restricted stock, stock option or other equity award are more favorable; and

•

coverage for the executive as a named insured on all directors’ and officers’ insurance maintained by us for the benefit of directors and officers on at least the same basis as all other covered individuals, and at least the same corporate indemnification we provide to other senior executives, through at least six years following the date of termination.

In addition, certain of our executive officers may be entitled to additional payments and benefits upon a “change of control” (as defined in the employment agreements). See “—Potential Payments on Termination or Change of Control.”

Potential Payments on Termination or Change of Control

Under the employment agreements of Dr. Zhang, Dr. Luo, Mr. Shandell and Mr. Peters, upon termination of employment resulting from a change in control (as defined in the employment agreements) and occurring as a result of the specific termination events and time periods set forth in the employment agreements, in addition to any severance payments as described above, the executives are entitled to:

•

payment in an amount equal to three, or two in the case of Mr. Peters, times the sum of (a) the highest base salary in effect (i) during the 12 months immediately prior to the date of termination or (ii) during the period of employment, if the employment lasted less than 12 months, plus (b) the average annual bonus earned by the executive for the most recent three, or two in the case of Mr. Peters, fiscal years ending prior to the date of termination, such amount to be paid in cash or immediately-available funds in a lump sum sixty days following the date of termination;

•	an additional 12-month extension of health insurance premium payments in addition to those payments to which he or she is otherwise entitled under his or her respective employment agreement; and
•

full vesting of all restricted stock, stock options or other equity compensation awards granted by us that were unvested immediately prior to the change in control, except to the extent that the provisions of the applicable restricted stock, stock option or other equity award are more favorable.

Entitlement to the above benefits upon a change in control is conditioned upon execution of a release in form and substance satisfactory to us.

The 2005 Plan provides that, in the event of a change of control (as defined in the 2005 Plan) where the acquirer does not assume awards granted under the 2005 Plan, awards issued under the 2005 Plan will be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable. In the event of a change of control where the acquirer assumes awards granted under the 2005 Plan, if the holder of any such award is terminated by the acquirer without cause (as defined in the 2005 Plan) or as a result of a constructive termination (as defined in the 2005 Plan) within one year after the change of control, such award will immediately vest in full and, if applicable, any remaining forfeiture, repurchase and other restrictions applicable to such award shall lapse on the date of termination.

The 2015 Plan provides that, in the event of a “change in control” (as defined in the 2015 Plan), each award will be treated as the administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The administrator will not be required to treat all outstanding awards the same in the transaction.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

However, if a payment under an award agreement is subject to Section 409A of the Code (“Section 409A”) and the award agreement’s definition of change in control does not comply with Section 409A’s definition of “change of control,” then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that the payment would not trigger any penalties under Section 409A.

Outstanding Equity Awards at 2016 Year-End

The following table sets forth summary information regarding the outstanding equity awards for each of the named executive officers as of December 31, 2016:

		Option Awards(1)					Stock Awards
									Market
							Number of		Value of
		Number of		Number of			Shares or		Shares or
		Securities		Securities			Units of		Units of
		Underlying		Underlying			Stock		Stock That
		Unexercised		Unexercised	Option	Option	That		Have Not
	Grant	Options (#)		Options (#)	Exercise	Expiration	Have Not		Vested
Name	Date	Exercisable		Unexercisable	Price ($) (2)	Date	Vested (#)		($) (3)
Jack Y. Zhang	7/13/12	382,448	(4)	—	11.51	7/13/17	—		—
	9/28/12	176,987	(4)	—	11.53	9/28/17	—		—
	7/5/13	1,279,167	(4)	—	12.02	7/5/18	—		—
	3/27/14	343,189	(5)	171,594	15.84	3/27/19	52,662	(6)	970,034
	3/26/15	255,971	(5)	511,941	16.45	3/26/20	83,612	(7)	1,540,133
	3/17/16	—	(5)	722,046	12.46	3/17/24	184,466	(8)	3,397,864
Mary Z. Luo	7/13/12	264,895	(4)	—	11.51	7/13/17	—		—
	9/28/12	138,632	(4)	—	11.53	9/28/17	—		—
	7/5/13	746,181	(4)	—	12.02	7/5/18	—		—
	3/27/14	149,825	(5)	74,912	15.84	3/27/19	22,991	(6)	423,494
	3/26/15	109,216	(5)	218,431	16.45	3/26/20	35,674	(7)	657,115
	3/17/16	—	(5)	310,930	16.75	3/17/24	79,435	(8)	1,463,193
Jason B. Shandell	5/9/08	8,000	(4)	—	33.49	5/9/18	—		—
	7/7/08	4,000	(4)	—	33.49	7/7/18	—		—
	8/28/08	5,000	(4)	—	35.32	8/28/18	—		—
	8/2/09	7,500	(4)	—	20.26	8/2/19	—		—
	9/28/10	6,000	(4)	—	11.79	9/28/20	—		—
	10/3/11	7,519	(4)	—	15.23	10/3/21	—		—
	7/13/12	46,996	(4)	—	10.46	7/13/22	—		—
	9/28/12	16,6300	(4)	—	10.48	9/28/22	—		—
	7/5/13	30,660	(9)	37,997	10.93	7/5/23	9,030	(10)	166,333
	3/27/14	45,673	(9)	45,672	14.40	3/27/24	31,597	(11)	582,017
	3/26/15	37,546	(9)	112,637	14.95	3/26/25	37,625	(12)	693,053
	3/17/16	—	(9)	215,153	11.33	3/17/26	75,022	(13)	1,381,905

(1)	Information for this table is depicted on an award-by-award basis unless the exercise price and expiration date are identical.
(2)	This column represents the fair value of a share of our common stock on the date of grant, as determined by our board of directors.
(3)

This column represents the market value of the shares of our common stock underlying the RSUs as of December 31, 2016, based on the closing price of our common stock, as reported on the Nasdaq Global Select Market, of $18.42 per share on December 30, 2016.

(4)	Shares subject to the option are fully vested and immediately exercisable.
(5)	Shares subject to the option vest in three equal annual installments beginning on the first anniversary of the grant date, subject to continued service.
(6)	All of the RSUs vest on March 27, 2017.
(7)	The RSUs vest in two equal annual installments beginning on March 26, 2017, subject to continued service.
(8)	The RSUs vest in three equal annual installments beginning on March 17, 2017, subject to continued service.
(9)	Shares subject to the option vest in four equal annual installments beginning on the first anniversary of the grant date, subject to continued service.
(10)	All of the RSUs vest on July 5, 2017.
(11)	The RSUs vest in two equal annual installments beginning on March 27, 2017, subject to continued service.
(12)	The RSUs vest in three equal annual installments beginning on March 26, 2017, subject to continued service.
(13)	The RSUs vest in four equal annual installments beginning on March 17, 2017, subject to continued service.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2016. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	13,746,083	$14.57	5,916,038
Equity compensation plans not approved by stockholders	—	—	—
Total	13,746,083	$14.57	5,916,038

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(2)

Includes the following plans: 2015 Equity Incentive Plan (the “2015 Plan”), Amended and Restated 2005 Equity Incentive Award Plan, 2014 Employee Stock Purchase Plan and 2002 Amended and Restated Stock Option/Stock Issuance Plan. The 2015 Plan also contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance on January 1 of each year, beginning January 1, 2016.  The annual increase in the number of shares shall be an amount equal to the least of (i) 3,000,000 shares, (ii) ) two and one-half percent (2.5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of common stock determined by our board of directors. On January 1, 2017, the number of shares of our common stock available for issuance under our 2015 Plan increased by 1,156,216 shares pursuant to this provision. This increase is not reflected in the table above.

Compensation Committee Report

The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the board of directors:

Richard Prins (Chairman)
Floyd F. Petersen
Stephen B. Shohet

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2017 for:

•	each of our named executive officers;
•	each of our directors and nominees for director;
•	all of our executive officers and directors as a group; and
•	each person known by us to own beneficially more than 5% of our common stock;

Applicable percentage ownership is based on 45,958,244 shares of common stock outstanding as of March 31, 2017.   Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, including options that are currently exercisable within 60 days of March 31, 2017 or shares issuable upon the vesting of RSUs within 60 days of March 31, 2017, and subject to community property laws where applicable.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Amphastar Pharmaceuticals, Inc., 11570 6th Street, Rancho Cucamonga, California 91730. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Jack Y. Zhang(1)(2)	13,975,891	27.5
Mary Z. Luo(1)(2)	13,975,891	27.5
Jason B. Shandell(3)	411,518	*
Richard Koo(4)	310,468	*
Howard Lee(5)	185,501	*
Floyd F. Petersen(6)	169,003	*
Richard Prins(7)	128,794	*
Stephen B. Shohet(8)	197,149	*
Michael A. Zasloff(9)	182,009	*
All executive officers and directors as a group (12 persons)(10)	16,138,143	30.9
5% Stockholders:
Applied Physics & Chemistry Laboratories, Inc.(11)	7,461,594	16.2
BlackRock Inc.(12)	5,085,302	11.1

*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)	Dr. Zhang and Dr. Luo are spouses and the number and percentage of beneficial ownership of each represents their aggregate combined ownership of 27.5% as described in footnotes (2) and (11) below.
(2)

Includes (i) 7,461,594 shares held of record by Applied Physics & Chemistry Laboratories, Inc. (“APCL”), the sole owners of which are Drs. Zhang and Luo, (ii) 851,165 shares held of record by Dr. Zhang; (iii) 655,602 shares held of record by Dr. Luo; (iv) 200,000 shares of common stock held in trust for the benefit of the minor son of Drs. Zhang and Luo; (v) 5,000 shares held in a custodial account for the benefit of  the minor son of Drs.

Zhang and Luo; (vi) 3,106,009 shares exercisable by Dr. Zhang within 60 days of March 31, 2017; and (vii) 1,696,521 shares exercisable by Dr. Luo within 60 days of March 31, 2017.
(3)	Includes (i) 79,323 shares held of record by Mr. Shandell and (ii) 332,195 shares exercisable within 60 days of March 31, 2017.
(4)	Includes (i) 233,408 shares held of record by Mr. Koo and (ii) 77,060 shares exercisable within 60 days of March 31, 2017.
(5)	Includes (i) 108,441 shares held of record by Dr. Lee and (ii) 77,060 shares exercisable within 60 days of March 31, 2017.
(6)	Includes (i) 52,631 shares held of record by Mr. Petersen and (ii) 116,372 shares exercisable within 60 days of March 31, 2017.
(7)	Includes (i) 16,914 shares held of record by Mr. Prins and (ii) 111,880 shares exercisable within 60 days of March 31, 2017.
(8)	Includes (i) 12,186 shares held of record by Dr. Shohet and (ii) 184,963 shares exercisable within 60 days of March 31, 2017.
(9)	Includes (i) 26,325 shares held of record by Dr. Zasloff and (ii) 155,684 shares exercisable within 60 days of March 31, 2017.
(10)

Includes (i) 9,848,633 shares beneficially owned by our executive officers and directors as a group; (ii) 6,283,809 shares exercisable within 60 days of March 31, 2017; and (iii) 5,701 shares issuable within 60 days of March 31, 2017.

(11)

Drs. Zhang and Luo are the sole owners of APCL. Of the reported shares, 1,907,898 shares are pledged as collateral to secure certain personal indebtedness, including various lines of credit. The address for this entity is 13760 Magnolia Avenue, Chino, California 91710.

(12)

Based on a Schedule 13G filed with the SEC on January 9, 2017, BlackRock, Inc. (“BlackRock”) holds sole voting power with respect to 5,019,637 shares and sole dispositive power with respect to 5,085,302 shares. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Party Transactions

As set forth in our audit committee charter, our audit committee is responsible for reviewing and approving all related-party transactions, which consist of all transactions and series of similar transactions to which we were a party or will be a party and in which any of our directors, executive officers and holders of more than 5% of our voting securities and their respective affiliates has a direct or indirect material interest. As used in this section, the terms “related person” and “transaction” have the meanings set forth in Item 404(a) of Regulation S-K under the Securities Act. In the course of its review and approval of transactions with related persons, the audit committee considers:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including the amount involved and the type of the transaction;
•	the importance of the transaction to the related person and to Amphastar;
•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and
•	any other matters the audit committee deems appropriate.

Any member of the audit committee who is a related person with respect to a transaction under review will not be able to participate in the discussions or vote on the approval or ratification of the transaction, other than to provide all material information regarding the transaction, including information regarding the extent of the member’s interest in the transaction, to the audit committee. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction. Any material changes to the terms of, or any renewal of, any of these transactions will also require the same approval. If a related party transaction will be ongoing, the audit committee may establish guidelines or other parameters or conditions relating to our participation in the transaction. The audit committee may from time to time pre-approve types or categories of transactions by related persons but we have no such pre-approved types or categories of transactions at this time.

Related Party Transactions

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Other Transactions

We have granted stock options and RSUs to our named executive officers and certain of our directors. See the section titled “Executive Compensation—Outstanding Equity Awards at 2016 Year-End” for a description of these stock options and RSUs.

We have entered into employment agreements with certain of our executive officers that, among other things, provides for certain severance and change in control benefits. See the section titled “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended December 31, 2016, all Section 16(a) filing requirements were satisfied on a timely basis.

Fiscal Year 2016 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2016 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on the Financials & Filings portion of our website at http://ir.amphastar.com/ and are available from the SEC at its website at http://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Amphastar Pharmaceuticals, Inc., Attention: Investor Relations, 11570 6th Street, Rancho Cucamonga, California 91730.

*        *        *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Rancho Cucamonga, California
April 21, 2017

AMPHASTAR PHARMACEUTICALS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 7, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 7, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E26853-P91609	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AMPHASTAR PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Jason B. Shandell	☐	☐	☐
	1b. Richard Koo	☐	☐	☐
	1c. Floyd F. Petersen	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E26854-P91609

AMPHASTAR PHARMACEUTICALS, INC.
Annual Meeting of Shareholders
June 8, 2017 10:30 AM, PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jack Yongfeng Zhang, Mary Ziping Luo, Jason B. Shandell, William J. Peters, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AMPHASTAR PHARMACEUTICALS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM, PDT on June 8, 2017, at 11570 6th Street, Rancho Cucamonga, CA 91730, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side